Exhibit 99.1

FOR IMMEDIATE RELEASE

Goodyear Announces Q2 2025 Results

Goodyear Forward delivered $195 million of segment operating income benefits during the quarter; asset sales in 2025 driving strong balance sheet

AKRON, Ohio, Aug. 7, 2025 – The Goodyear Tire & Rubber Company (NASDAQ:GT) reported second quarter 2025 results today and the company will host an investor call tomorrow morning, Friday, Aug. 8, at 8:30 a.m. Eastern time led by Mark Stewart, Goodyear’s chief executive officer and president, and Christina Zamarro, the company’s executive vice president and chief financial officer. Stewart and Zamarro will share insights on second quarter performance and progress on the Goodyear Forward transformation plan.

> GLOBAL HEADQUARTERS: 200 INNOVATION WAY, AKRON, OHIO 44316-0001 > MEDIA WEBSITE: WWW.GOODYEARNEWSROOM.COM	“The second quarter proved challenging in both our consumer and commercial businesses, driven by industry disruption stemming from shifts in global trade - including a surge of low-cost imports across our key markets,” said Stewart. “We expect conditions to stabilize in the coming quarters, and we see clear opportunity ahead as we capitalize on our strong U.S. manufacturing footprint. We continue to expect to exceed the original goals for Goodyear Forward both in terms of cost savings and proceeds from asset sales.”

> MEDIA CONTACT: DOUG GRASSIAN 330.796.3855 DOUG_GRASSIAN@GOODYEAR.COM > ANALYST CONTACT: RYAN REED 330.796.0368 RYAN_REED@GOODYEAR.COM

Goodyear’s second quarter 2025 net sales were $4.5 billion, with tire unit volumes totaling 37.9 million. Goodyear net income was $254 million (87 cents per share) compared to Goodyear net income of $79 million (28 cents per share) a year ago. The second quarter of 2025 included several significant items including, on a pre-tax basis, an estimated gain on the sale of the Dunlop brand of $385 million, rationalization charges of $59 million and Goodyear Forward costs of $5 million. The second quarter of 2024 included, on a pre-tax basis, rationalization charges of $19 million and Goodyear Forward costs of $40 million. Goodyear Forward costs are comprised of advisory, legal and consulting fees and costs associated with planned asset sales.

Second quarter 2025 adjusted net loss was $48 million compared to adjusted net income of $48 million in the prior year’s quarter. Adjusted earnings per share was a loss of $0.17, compared to earnings of $0.17 in the prior year’s quarter. Per share amounts are diluted.

The company reported segment operating income of $159 million in the second quarter of 2025, compared to $334 million from a year ago. After adjusting for the sale of its Off-the-Road (OTR) tire business, which was completed in February 2025, segment operating income declined $152 million, driven by higher raw materials. Segment operating income reflects benefits from Goodyear Forward of $195 million, inflation and other costs of $127 million, unfavorable net price/mix versus raw material costs of $83 million, non-recurrence of the 2024 net insurance recoveries of $63 million, and lower tire volume of $37 million.

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Year-to-Date Results

Goodyear’s first six months 2025 net sales were $8.7 billion, with tire unit volumes totaling 76.4 million. Goodyear net income was $369 million ($1.27 per share) compared to Goodyear net income of $10 million (4 cents per share) a year ago. The first six months of 2025 included several significant items including, on a pre-tax basis, a combined estimated gain on the sales of the OTR tire business and the Dunlop Brand of $645 million, rationalization charges of $140 million and Goodyear Forward costs of $11 million. The first six months of 2024 included, on a pre-tax basis, rationalization charges of $41 million and Goodyear Forward costs of $67 million. Goodyear Forward costs are comprised of advisory, legal and consulting fees and costs associated with planned asset sales.

First six months 2025 adjusted net loss was $59 million compared to adjusted net income of $65 million in the prior year. Adjusted earnings per share was a loss of $0.21, compared to earnings of $0.23 in the prior year. Per share amounts are diluted.

The company reported segment operating income of $354 million in the first six months of 2025, compared to $574 million a year ago. After adjusting for the sale of its OTR tire business, which was completed in February 2025, segment operating income declined $185 million, driven by higher raw materials. Segment operating income reflects unfavorable net price/mix versus raw material costs of $193 million, inflation and other costs of $179 million, non-recurrence of the 2024 net insurance recoveries of $52 million, and lower tire volume of $70 million. These headwinds were partially offset by benefits from Goodyear Forward of $395 million.

Additional earnings materials can be found on Goodyear’s investor relations website at http://investor.goodyear.com.

Reconciliation of Non-GAAP Financial Measures

See “Non-GAAP Financial Measures” and “Financial Tables” for further explanation and reconciliation tables for historical Total Segment Operating Income and Margin; Adjusted Net Income (Loss); and Adjusted Diluted Earnings per Share, reflecting the impact of certain significant items on the 2025 and 2024 periods.

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Business Segment Results

AMERICAS

	Second Quarter		Six Months
(In millions)	2025	2024	2025	2024
Tire Units	19.1	19.6	37.5	38.6
Net Sales	$2,662	$2,697	$5,164	$5,285
Segment Operating Income	141	241	296	420
Segment Operating Margin	5.3%	8.9%	5.7%	7.9%

Americas’ second quarter 2025 net sales of $2.7 billion were 1.3% lower than last year, driven by declines in replacement volume, partially offset by price/mix benefits. Tire unit volume decreased 2.6%. Replacement tire unit volume decreased 2.0%, primarily driven by consumer replacement. Original equipment tire unit volume decreased 5.0%. In the U.S., we outperformed competitors, continuing to gain OE market share.

Segment operating income of $141 million decreased $100 million from prior year. The decrease was driven by higher raw material costs, inflation and other costs, and unabsorbed fixed costs, which were partly offset by Goodyear Forward and price/mix benefits.

EMEA

	Second Quarter		Six Months
(In millions)	2025	2024	2025	2024
Tire Units	11.3	11.6	23.6	24.1
Net Sales	$1,344	$1,279	$2,621	$2,626
Segment Operating Income (Loss)	(25)	30	(30)	31
Segment Operating Margin	(1.9)%	2.3%	(1.1)%	1.2%

EMEA’s second quarter 2025 net sales of $1.3 billion were up 5.1% from last year, driven by positive price/mix actions and higher sales in other tire-related businesses driven by growth in Fleet Solutions, partly offset by lower tire volume. Tire unit volume decreased 2.0%. Replacement unit volumes decreased 7.3%, driven by consumer replacement channel destocking. Original equipment tire unit volumes increased 10.9%, reflecting significant market share gains.

Segment operating loss of $25 million was $55 million lower than last year driven by higher raw material costs, the non-recurrence of the 2024 net insurance recoveries, and inflation. These factors were partly offset by price/mix and Goodyear Forward benefits.

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ASIA PACIFIC

	Second Quarter		Six Months
(In millions)	2025	2024	2025	2024
Tire Units	7.5	8.9	15.3	17.8
Net Sales	$459	$594	$933	$1,196
Segment Operating Income	43	63	88	123
Segment Operating Margin	9.4%	10.6%	9.4%	10.3%

Asia Pacific’s second quarter 2025 net sales of $459 million were 22.7% lower than the previous year, driven by lower volume and the sale of the OTR tire business. Tire unit volume decreased 15.6%. Replacement tire unit volume decreased 18.2%, driven by actions taken to reduce lower margin business outside of China and weak demand in China. Original equipment unit volume decreased 13.0%, driven by customer mix in China.

Second quarter 2025 segment operating income of $43 million was $20 million lower from prior year, driven by the divestiture of the OTR tire business. After adjusting for the sale of the OTR tire business, Asia Pacific’s segment operating margin grew 150 basis points.

Goodyear Forward

Second quarter segment operating income reflects Goodyear Forward benefits of $195 million. In addition, on February 3, 2025, the sale of the OTR tire business to The Yokohama Rubber Company, Limited, successfully closed; gross cash proceeds received at closing totaled $905 million. Similarly, on May 7, 2025, the sale of the Dunlop brand to Sumitomo Rubber Industries, Ltd., was completed; gross cash proceeds received at closing totaled $735 million. On May 22, 2025, a definitive agreement was reached to sell the majority of the Goodyear Chemical business to an affiliate of Gemspring Capital Management, LLC, which is expected to close in late 2025. Goodyear intends to use the proceeds from the Chemical transaction to further reduce leverage.

Conference Call

The Company will host an investor call on Friday, August 8, 2025, at 8:30 a.m. Eastern time. Please visit Goodyear’s investor relations website: http://investor.goodyear.com, for additional earnings materials.

Participating in the conference call will be Mark W. Stewart, chief executive officer and president, and Christina L. Zamarro, executive vice president and chief financial officer.

The investor call can be accessed on the website or via telephone by calling either (800) 343-4849 or (203) 518-9848 before 8:25 a.m. Eastern time and providing the conference ID “Goodyear.” A replay will be available by calling (800) 934-3639 or (402) 220-1152. The replay will also be available on Goodyear’s investor relations website.

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About Goodyear

Goodyear is one of the world’s largest tire companies. It employs about 68,000 people and manufactures its products in 53 facilities in 20 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate.

Forward-Looking Statements

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the Goodyear Forward plan and our other strategic initiatives, including the sale of our chemical business; risks relating to the ability to consummate the sale of our chemical business on a timely basis or at all, including failure to obtain the required regulatory approvals or to satisfy the other conditions to closing the transaction; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Revision of Previously Issued Financial Statements

This news release reflects revised prior period financial information to correct an accounting error related to the historic computation of currency remeasurement for our foreign operations in Turkey. We evaluated the errors and determined that the related impacts were not material in any previously issued annual or interim financial statements. See Notes 1 and 16 of the Notes to Consolidated Financial Statements included in our Form 10-Q for the quarterly period ended June 30, 2025, expected to be filed on August 8, 2025, for revised financial information reflecting the corrections to prior periods.

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Non-GAAP Financial Measures (unaudited)

This news release presents non-GAAP financial measures, including Total Segment Operating Income and Margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings Per Share (EPS), which are important financial measures for the company but are not financial measures defined by U.S. GAAP, and should not be construed as alternatives to corresponding financial measures presented in accordance with U.S. GAAP.

Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. Total Segment Operating Margin is Total Segment Operating Income divided by Net Sales as determined in accordance with U.S. GAAP. Management believes that Total Segment Operating Income and Margin are useful because they represent the aggregate value of income created by the company’s SBUs and exclude items not directly related to the SBUs for performance evaluation purposes. The most directly comparable U.S. GAAP financial measures to Total Segment Operating Income and Margin are Goodyear Net Income (Loss) and Return on Net Sales (which is calculated by dividing Goodyear Net Income (Loss) by Net Sales).

Adjusted Net Income (Loss) is Goodyear Net Income (Loss) as determined in accordance with U.S. GAAP adjusted for certain significant items. Adjusted Diluted Earnings Per Share (EPS) is the company’s Adjusted Net Income (Loss) divided by Weighted Average Shares Outstanding-Diluted as determined in accordance with U.S. GAAP. Management believes that Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share (EPS) are useful because they represent how management reviews the operating results of the company excluding the impacts of rationalizations, asset write-offs, accelerated depreciation, impairments, asset sales and certain other significant items.

It should be noted that other companies may calculate similarly-titled non-GAAP financial measures differently and, as a result, the measures presented herein may not be comparable to such similarly-titled measures reported by other companies. See the following tables for reconciliations of historical Total Segment Operating Income and Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share to the most directly comparable U.S. GAAP financial measures.

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The Goodyear Tire & Rubber Company and Subsidiaries

Financial Tables (Unaudited)

Table 1: Consolidated Statement of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions, except per share amounts)	2025	2024	2025	2024
Net Sales	$4,465	$4,570	$8,718	$9,107
Cost of Goods Sold	3,705	3,627	7,218	7,349
Selling, Administrative and General Expense	692	731	1,342	1,427
Rationalizations	59	19	140	41
Interest Expense	112	130	227	256
Other Expense	31	26	56	59
Net (Gains) on Asset Sales	(439)	(96)	(701)	(94)

Income before Income Taxes	305	133	436	69
United States and Foreign Tax Expense	24	60	37	66

Net Income	281	73	399	3
Less: Minority Shareholders’ Net Income (Loss)	27	(6)	30	(7)

Goodyear Net Income	$254	$79	$369	$10

Goodyear Net Income – Per Share of Common Stock
Basic	$0.88	$0.28	$1.28	$0.04

Weighted Average Shares Outstanding	287	287	287	286
Diluted	$0.87	$0.28	$1.27	$0.04

Weighted Average Shares Outstanding	290	288	290	288

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Table 2: Consolidated Balance Sheets

(In millions, except share data)	June 30, 2025	December 31, 2024
Assets:
Current Assets:
Cash and Cash Equivalents	$785	$810
Accounts Receivable, less Allowance – $97 ($84 in 2024)	3,016	2,482
Inventories:
Raw Materials	680	728
Work in Process	207	207
Finished Products	3,141	2,619

	4,028	3,554
Assets Held for Sale	544	466
Prepaid Expenses and Other Current Assets	512	277

Total Current Assets	8,885	7,589
Goodwill	716	756
Intangible Assets	677	805
Deferred Income Taxes	1,743	1,686
Other Assets	1,149	1,052
Operating Lease Right-of-Use Assets	1,087	951
Property, Plant and Equipment, less Accumulated Depreciation – $12,215 ($12,212 in 2024)	8,002	8,082

Total Assets	$22,259	$20,921

Liabilities:
Current Liabilities:
Accounts Payable – Trade	$4,010	$4,092
Compensation and Benefits	606	606
Other Current Liabilities	1,599	1,089
Notes Payable and Overdrafts	499	558
Operating Lease Liabilities due Within One Year	209	200
Long Term Debt and Finance Leases due Within One Year	778	832

Total Current Liabilities	7,701	7,377
Operating Lease Liabilities	933	804
Long Term Debt and Finance Leases	6,559	6,392
Compensation and Benefits	814	789
Deferred Income Taxes	108	108
Other Long Term Liabilities	850	628

Total Liabilities	16,965	16,098
Commitments and Contingent Liabilities
Shareholders’ Equity:
Goodyear Shareholders’ Equity:
Common Stock, no par value:
Authorized, 450 million shares, Outstanding shares – 286 million in 2025 (285 million in 2024)	286	285
Capital Surplus	3,164	3,159
Retained Earnings	5,450	5,081
Accumulated Other Comprehensive Loss	(3,784)	(3,844)

Goodyear Shareholders’ Equity	5,116	4,681
Minority Shareholders’ Equity – Nonredeemable	178	142

Total Shareholders’ Equity	5,294	4,823

Total Liabilities and Shareholders’ Equity	$22,259	$20,921

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Table 3: Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(In millions)	2025	2024
Cash Flows from Operating Activities:
Net Income	$399	$3
Adjustments to Reconcile Net Income to Cash Flows from Operating Activities:
Depreciation and Amortization	544	546
Amortization and Write-Off of Debt Issuance Costs	10	7
Provision for Deferred Income Taxes	(55)	(6)
Net Pension Curtailments and Settlements	4	(5)
Net Rationalization Charges	140	41
Rationalization Payments	(204)	(105)
Net (Gains) on Asset Sales	(701)	(94)
Loss (Gain) on Insurance Recoveries for Damaged Property, Plant and Equipment	—	(50)
Operating Lease Expense	159	164
Operating Lease Payments	(141)	(139)
Pension Contributions and Direct Payments	(53)	(29)
Changes in Operating Assets and Liabilities, Net of Asset Acquisitions and Dispositions:
Accounts Receivable	(498)	(354)
Inventories	(512)	(397)
Accounts Payable – Trade	(59)	(18)
Compensation and Benefits	2	6
Other Current Liabilities	312	(91)
Other Assets and Liabilities	(65)	3

Total Cash Flows from Operating Activities	(718)	(518)
Cash Flows from Investing Activities:
Capital Expenditures	(466)	(634)
Insurance Recoveries for Damaged Property, Plant and Equipment	—	37
Cash Proceeds from Sale and Leaseback Transactions	—	16
Asset Dispositions	1,328	108
Long Term Securities Redeemed	—	1
Notes Receivable	1	(17)
Other Transactions	(26)	1

Total Cash Flows from Investing Activities	837	(488)
Cash Flows from Financing Activities:
Short Term Debt and Overdrafts Incurred	557	595
Short Term Debt and Overdrafts Paid	(632)	(464)
Long Term Debt Incurred	8,888	7,068
Long Term Debt Paid	(8,925)	(6,280)
Common Stock Issued	(5)	(3)
Transactions with Minority Interests in Subsidiaries	(1)	(2)
Debt Related Costs and Other Transactions	11	(18)

Total Cash Flows from Financing Activities	(107)	896
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	26	(23)

Net Change in Cash, Cash Equivalents and Restricted Cash	38	(133)

Cash, Cash Equivalents and Restricted Cash at Beginning of the Period	864	985

Cash, Cash Equivalents and Restricted Cash at End of the Period	$902	$852

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Table 4: Reconciliation of Segment Operating Income & Margin

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2025	2024	2025	2024
Total Segment Operating Income	$159	$334	$354	$574
Less:
Rationalizations	59	19	140	41
Interest Expense	112	130	227	256
Other Expense	31	26	56	59
Net (Gains) on Asset Sales	(439)	(96)	(701)	(94)
Asset Write-Offs, Accelerated Depreciation, and Accelerated Lease Costs	41	43	87	94
Corporate Incentive Compensation Plans	20	15	36	36
Retained Expenses of Divested Operations	1	3	3	8
Other	29	61	70	105

Income before Income Taxes	$305	$133	$436	$69
United States and Foreign Tax Expense	24	60	37	66
Less: Minority Shareholders’ Net Income (Loss)	27	(6)	30	(7)

Goodyear Net Income	$254	$79	$369	$10

Net Sales	$4,465	$4,570	$8,718	$9,107
Return on Net Sales	5.7%	1.7%	4.2%	0.1%
Total Segment Operating Margin	3.6%	7.3%	4.1%	6.3%

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Table 5: Reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share

Second Quarter 2025

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward Costs	Indirect Tax Settlements and Discrete Tax Items	Asset and Other Sales	As Adjusted
Net Sales	$4,465	$—	$—	$—	$—	$4,465
Cost of Goods Sold	3,705	(40)	—	—	—	3,665

Gross Margin	760	40	—	—	—	800
SAG	692	(1)	(3)	—	—	688
Rationalizations	59	(59)	—	—	—	—
Interest Expense	112	—	—	—	—	112
Other (Income) Expense	31	—	(2)	—	—	29
Net (Gain) Loss on Asset Sales	(439)	—	—	—	439	—

Pre-tax Income (Loss)	305	100	5	—	(439)	(29)
Taxes	24	8	2	4	(21)	17
Minority Interest	27	—	—	—	(25)	2

Goodyear Net Income (Loss)	$254	$92	$3	$(4)	$(393)	$(48)

EPS	$0.87	$0.33	$0.01	$(0.02)	$(1.36)	$(0.17)

Second Quarter 2024

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward Costs	South Africa Flood Impact	Americas Storm Insurance Recoveries	Debica Fire Impact and Insurance Recoveries	Asset and Other Sales	As Adjusted
Net Sales	$4,570	$—	$—	$—	$—	$—	$—	$4,570
Cost of Goods Sold	3,627	(33)	—	(3)	20	43	—	3,654

Gross Margin	943	33	—	3	(20)	(43)	—	916
SAG	731	(10)	(40)	—	—	—	—	681
Rationalizations	19	(19)	—	—	—	—	—	—
Interest Expense	130	—	—	—	—	—	—	130
Other (Income) Expense	26	—	—	—	—	—	—	26
Net (Gain) Loss on Asset Sales	(96)	—	—	—	—	—	96	—

Pr-tax Income (Loss)	133	62	40	3	(20)	(43)	(96)	79
Taxes	60	5	10	—	(5)	(9)	(28)	33
Minority Interest	(6)	8	—	—	—	(4)	—	(2)

Goodyear Net Income (Loss)	$79	$49	$30	$3	$(15)	$(30)	$(68)	$48

EPS	$0.28	$0.17	$0.10	$0.01	$(0.06)	$(0.10)	$(0.23)	$0.17

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Six Months 2025

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward Costs	Pension Settlement Charges	Indirect Tax Settlements and Discrete Tax Items	Asset and Other Sales	As Adjusted
Net Sales	$8,718	$—	$—	$—	$—	$—	$8,718
Cost of Goods Sold	7,218	(83)	—	—	—	—	7,135

Gross Margin	1,500	83	—	—	—	—	1,583

SAG	1,342	(4)	(5)	—	—	—	1,333
Rationalizations	140	(140)	—	—	—	—	—
Interest Expense	227	—	—	—	—	—	227
Other (Income) Expense	56	—	(6)	(4)	—	—	46
Net (Gain) Loss on Asset Sales	(701)	—	—	—	—	701	—

Pre-tax Income (Loss)	436	227	11	4	—	(701)	(23)
Taxes	37	30	3	1	5	(46)	30
Minority Interest	30	1	—	—	—	(25)	6

Goodyear Net Income (Loss)	$369	$196	$8	$3	$(5)	$(630)	$(59)

EPS	$1.27	$0.69	$0.03	$0.01	$(0.02)	$(2.19)	$(0.21)

Six Months 2024

(In millions, except per share amounts)	As Reported	Rationalizations, Asset Write-offs, Accelerated Depreciation and Leases	Goodyear Forward Costs	South Africa Flood Impact	Pension Settlements Charges (Credits)	Indirect Tax Settlement and Discrete Tax Items	Americas Storm Insurance Recoveries	Debica Fire Impact and Insurance Recoveries	Asset and Other Sales	As Adjusted
Net Sales	$9,107	$—	$—	$—	$—	$—	$—	$—	$—	$9,107
Cost of Goods Sold	7,349	(76)	—	(3)	—	8	20	29	—	7,327

Gross Margin	1,758	76	—	3	—	(8)	(20)	(29)	—	1,780

SAG	1,427	(18)	(67)	—	—	—	—	—	—	1,342

Rationalizations	41	(41)	—	—	—	—	—	—	—	—
Interest Expense	256	—	—	—	—	—	—	—	—	256
Other (Income) Expense	59	—	—	—	5	2	—	—	(8)	58
Net (Gain) Loss on Asset Sales	(94)	—	—	—	—	—	—	—	94	—

Pre-tax Income (Loss)	69	135	67	3	(5)	(10)	(20)	(29)	(86)	124
Taxes	66	14	16	—	(1)	(2)	(5)	(7)	(26)	55
Minority Interest	(7)	14	—	—	—	—	—	(3)	—	4

Goodyear Net Income (Loss)	$10	$107	$51	$3	$(4)	$(8)	$(15)	$(19)	$(60)	$65

EPS	$0.04	$0.37	$0.18	$0.01	$(0.01)	$(0.03)	$(0.06)	$(0.06)	$(0.21)	$0.23

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